UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 18, 2007
Date of report (Date of earliest event reported)
PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-31720	30-0168701

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 800
Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)
(612) 303-6000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On April 18, 2007, Piper Jaffray Companies (the “Company”) reported its financial results for its first fiscal quarter ended March 31, 2007. See the Company’s press release dated April 18, 2007, which is furnished as Exhibit 99 hereto.
     The press release attached as Exhibit 99 hereto includes non-GAAP financial measures. Net income from continuing operations and pre-tax operating margin for the year-ago period and the previous quarter were adjusted to exclude one-time gains. The first quarter of 2006 included a gain related to the Company’s ownership of two seats on the New York Stock Exchange, Inc., and the fourth quarter of 2006 included a gain due to a reduction of a reserve related to developments in a particular industry-wide litigation matter. The Company excluded these gains in order to facilitate the comparison of current results with those of prior periods, which did not include the one-time gains. Wherever this non-GAAP financial measure has been included in the press release, the Company has reconciled it to GAAP. This non-GAAP financial measure is not prepared in accordance with accounting principles generally accepted in the United States of America and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Item 9.01. Financial Statements and Exhibits.
     (d)      Exhibit
               99      Press Release dated April 18, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES
Date: April 18, 2007	By	/s/ Thomas P. Schnettler
Thomas P. Schnettler
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
99	Press Release dated April 18, 2007	Filed Electronically